Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is dated as of May 27, 2025, by and between BlockchAIn Digital Infrastructure, Inc., a Delaware corporation (“Holdings”), Signing Day Sports, Inc., a Delaware corporation (the “Company” or “SGN”) and the SGN shareholders set forth in Schedule A attached hereto (each an “SGN Principal” and collectively, the “SGN Principals”). Each of Holdings and the SGN Principals are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, Holdings, One Blockchain Limited, a Delaware limited liability company (“One Blockchain”), BCDI Merger Sub I Inc., a Delaware corporation (“Merger Sub I”), BCDI Merger Sub II LLC, a Delaware limited liability company (“Merger Sub II”), and the Company entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended or modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, (i) Merger Sub I will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly owned Subsidiary of Holdings, and each issued and outstanding share of common stock of the Company (the “Company Shares”), shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive the SGN Merger Consideration, and (ii) Merger Sub II will merge with and into One Blockchain, with One Blockchain as the surviving company in the merger and, after giving effect to such merger, becoming a wholly owned Subsidiary of Holdings, and the membership interests of One Blockchain (the “One Blockchain Membership Interests”), shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive the One Blockchain Merger Consideration, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, each SGN Principal is the record and beneficial owner of the number of Company Shares set forth opposite their name on Schedule A hereto (the “Owned Shares”, and together with any other Company Shares that the SGN Principals acquire record and beneficial ownership after the date hereof, collectively, the “Subject Company Shares”); and

WHEREAS, in consideration for the benefits to be received by the SGN Principals under the terms of the Business Combination Agreement and as a material inducement to Holdings, One Blockchain, Merger Sub I and Merger Sub II agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, the SGN Principals desire to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows.

1. Company Shareholder Consent and Related Matters.

(a) As promptly as reasonably practicable and in any event within two Business Days following the date on which the Registration Statement is declared effective under the Securities Act, each SGN Principal, in his capacity as a stockholder of the Company, shall duly execute and deliver to the Company and Holdings a written consent under which such SGN Principal shall irrevocably and unconditionally consent with respect to the Subject Company Shares to the adoption and approval of the Business Combination Agreement and the transactions contemplated thereby (including the Mergers). Without limiting the generality of the foregoing, (i) prior to the Closing each SGN Principal shall vote (or cause to be voted) his Subject Company Shares in favor of and/or consent to any such other matters, actions or proposals necessary or reasonably requested by the Company or Holdings for consummation of the Mergers or the other transactions contemplated by the Business Combination Agreement and (ii) prior to the Closing, the SGN Principals shall not vote (or cause to be voted) and shall withhold consent with respect to (x) any Alternative Transaction or any proposal or offer that constitutes or could reasonably be expected to lead to an Alternative Transaction or (y) any other matter, action or proposal that would reasonably be expected to result in: (1) a breach of any of the Company’s covenants, agreements or obligations under the Business Combination Agreement or (2) a failure to satisfy any of the conditions to the Closing set forth in Sections 8.2 and 8.3 of the Business Combination Agreement not being satisfied; provided, that nothing in this Agreement shall preclude such SGN Principal from exercising full power and authority to vote the Subject Company Shares in the SGN Principal’s sole discretion for or against, and the proxy granted pursuant to this Agreement shall not cover, any proposal submitted to a vote of the stockholders of the Company (1) that decreases the amount or changes the form of the consideration payable to the SGN Principals or (2) that imposes any material restrictions or additional conditions on the consummation of the Mergers or the payment of the Holdings Common Shares to the SGN Principals, in the case of either clause (1) or (2), not contemplated by the Business Combination Agreement or the Ancillary Documents.

(b) Without limiting any other rights or remedies of Holdings, the SGN Principals hereby irrevocably appoint the Company or any officer of the Company designated by the Company as the SGN Principals’ agent, attorney-in-fact and proxy (with full power of substitution and resubstitution), for and in the name, place and stead of the SGN Principals:

(i) to attend on behalf of the SGN Principals any meeting of the Company shareholders with respect to the matters described in Section 1(a),

(ii) to include the Subject Company Shares in any computation for purposes of establishing a quorum at any such meeting of the Company shareholders and

(iii) to vote (or cause to be voted), or deliver a written consent (or withhold consent) with respect to, the Subject Company Shares on the matters specified in, and in accordance and consistent with, Section 1(a) in connection with any meeting of the Company shareholders or any action by written consent by the Company shareholders, in each case, in the event that the SGN Principals fail to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a).

(c) The proxy granted by the SGN Principals pursuant to Section 1(a) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for Holdings entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by the SGN Principals pursuant to Section 1(a) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the SGN Principals and shall revoke any and all prior proxies granted by the SGN Principals with respect to the Subject Company Shares. The vote or consent of the proxyholder in accordance with Section 1(a) and with respect to the matters described in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Company Shares and a vote or consent by the SGN Principals of the Subject Company Shares (or any other Person with the power to vote or provide consent with respect to the Subject Company Shares) with respect to the matters described in Section 1(a).

2. Other Covenants and Agreements.

(a) Each SGN Principal agrees that such SGN Principal shall (i) be bound by and subject to Section 7.17 (Public Announcements) and Section 7.18 (Confidential Information) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such SGN Principal is directly a party thereto and (ii) not, directly or indirectly, take any action that the Company is prohibited from taking pursuant to Section 7.10 (Exclusivity) of the Business Combination Agreement.

(b) Each SGN Principal acknowledges and agrees that Holdings, One Blockchain, Merger Sub I and Merger Sub II are entering into the Business Combination Agreement in reliance upon the SGN Principals entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the SGN Principals entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, Holdings and the other parties would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement or the Ancillary Documents.

3. SGN Principals Representations and Warranties. Each SGN Principal represents and warrants to Holdings as follows.

(a) If such SGN Principal is an entity, such SGN Principal is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b) Such SGN Principal has, if such SGN Principal is an entity, the requisite corporate, limited liability company or other similar power and authority, and if such SGN Principal is a person, the capacity, right and authority, to execute and deliver this Agreement, to perform such SGN Principal’s covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. If such SGN Principal is an entity, the execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the SGN Principal. This Agreement has been duly and validly executed and delivered by such SGN Principal and constitutes a valid, legal and binding agreement of such SGN Principal (assuming that this Agreement is duly authorized, executed and delivered by Holdings), enforceable against such SGN Principal in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of such SGN Principal with respect to such SGN Principal’s execution, delivery or performance of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not materially adversely affect the ability of such SGN Principal to perform, or otherwise comply with, any of such SGN Principal’s covenants, agreements or obligations hereunder in any material respect.

(d) None of the execution or delivery of this Agreement by such SGN Principal, the performance by such SGN Principal of any of such SGN Principal’s covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) to the extent such SGN Principal is an entity, result in any breach of any provision of such SGN Principal’s governing documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any contract to which such SGN Principal is a party, (iii) violate, or constitute a breach under, any order or applicable law to which such SGN Principal or any of such SGN Principal’s properties or assets are bound or (iv) result in the creation of any lien upon the Subject Company Shares, except, in the case of any of clauses (ii) and (iii) above, as would not materially adversely affect the ability of such SGN Principal to perform, or otherwise comply with, any of such SGN Principal’s covenants, agreements or obligations hereunder in any material respect.

(e) Such SGN Principal is the record and beneficial owner of its respective Owned Shares and has valid, good and marketable title to its respective Owned Shares, free and clear of all Liens (other than transfer restrictions under applicable securities Law). Except for the securities of the Company set forth on Schedule A hereto, together with any other securities of the Company that such SGN Principal acquires record or beneficial ownership after the date hereof, such SGN Principal does not own, beneficially or of record, any securities of the Company or have the right to acquire any securities of the Company. Such SGN Principal has the sole right to vote (and provide consent in respect of, as applicable) the respective Owned Shares and, except for this Agreement and the Business Combination Agreement, such SGN Principal is not party to or bound by (i) any option, warrant, purchase right, or other contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require such SGN Principal to transfer any of the Subject Company Shares or (ii) any voting trust, proxy or other contract with respect to the voting or transfer of any of the Subject Company Shares that would adversely affect the ability of such SGN Principal to perform, or otherwise comply with, any of such SGN Principal’s covenants, agreements or obligations hereunder in any material respect.

(f) There is no Proceeding pending or, to such SGN Principal’s actual knowledge, threatened in writing against or involving any such SGN Principal or any of such SGN Principal’s applicable affiliates that, if adversely decided or resolved, would reasonably be expected to materially adversely affect the ability of such SGN Principal to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g) Such SGN Principal, on the applicable SGN Principal’s own behalf, acknowledges, represents, warrants and agrees that (i) such SGN Principal has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, One Blockchain and Holdings and the transactions contemplated by this Agreement, the Business Combination Agreement and the other Ancillary Documents to which such SGN Principal is or will be a party and (ii) such SGN Principal has been furnished with or given access to such documents and information about One Blockchain and Holdings, their respective businesses and operations, and the transactions contemplated by this Agreement, the Business Combination Agreement and the other Ancillary Documents to which such SGN Principal is or will be a party as such SGN Principal has deemed necessary to enable such SGN Principal to make an informed decision with respect to the execution, delivery and performance of this Agreement or the other Ancillary Documents to which such SGN Principal is or will be a party and the transactions contemplated hereby and thereby.

(h) In entering into this Agreement and the other Ancillary Documents to which such SGN Principal is or will be a party, such SGN Principal has relied solely on such SGN Principal’s own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which such SGN Principal is or will be a party and no other representations or warranties of One Blockchain, Holdings, One Blockchain’s Subsidiaries or One Blockchain’s members (including, for the avoidance of doubt, none of the representations or warranties of any of them set forth in the Business Combination Agreement or any other Ancillary Document) or any other Person, either express or implied, and such SGN Principal, on the SGN Principal’s own behalf, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Ancillary Documents to which such SGN Principal is or will be a party, none of One Blockchain, Holdings, One Blockchain’s Subsidiaries or One Blockchain’s members or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.

4. Transfer of Subject Company Shares. Except as expressly contemplated by the Business Combination Agreement or with the prior written consent of Holdings (such consent to be given or withheld in its sole discretion), from and after the date hereof, each SGN Principal agrees not to (a) Transfer any of the Subject Company Shares, (b) enter into (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the SGN Principals to Transfer the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Shares, or (c) enter into any Contract to take, or cause to be taken, any of the actions set forth in clauses (a) or (b); provided, that the foregoing shall not apply to any Transfer (w) to any Affiliates of the applicable SGN Principals; (x) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such person; (y) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; and (z) by virtue of the applicable SGN Principal’s organizational documents upon liquidation or dissolution of the applicable SGN Principal; provided, that the applicable SGN Principal shall, and shall cause any transferee of any Transfer of the type set forth in clauses (w) through (y), to enter into a written agreement in form and substance reasonably satisfactory to Holdings, agreeing to be bound by this Agreement (which will include, for the avoidance of doubt, all of the covenants, agreements and obligations of the SGN Principals hereunder and the making of all the representations and warranties of the SGN Principals set forth in Section 3 with respect to such transferee and the SGN Principals’ Subject Company Shares received upon such Transfer, as applicable) prior and as a condition to the occurrence of such Transfer. For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or encumbrance in or disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

5. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Closing or (b) the termination of the Business Combination Agreement prior to the Closing in accordance with its terms. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve the SGN Principals from liability for fraud prior to such termination. Section 2(a) and Sections 5 to 12 of this Agreement shall survive the termination of this Agreement.

6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) each SGN Principal makes no agreement or understanding herein in any capacity other than in such applicable SGN Principal’s capacity as a record holder and beneficial owner of the Subject Company Shares, and not in such SGN Principal’s capacity as a director, officer or employee of the Company or any subsidiary of the Company or in such SGN Principal’s capacity as a trustee or fiduciary of any SGN Benefit Plan, as applicable and (b) nothing herein will be construed to limit or affect any action or inaction by such SGN Principal or any representative of such SGN Principal serving as a member of the board of directors of or as an officer, employee or fiduciary of the Company or any subsidiary of the Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company or such subsidiary of the Company.

7. No Recourse. Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein and except for claims based on or for fraud, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against the Company or any SGN Affiliate (other than the applicable SGN Principal named as a party hereto, on the terms and subject to the conditions set forth herein) or any One Blockchain Affiliate, and (b) none of the Company, any Company Affiliate (other than the SGN Principal named as a party hereto, on the terms and subject to the conditions set forth herein) or any One Blockchain Affiliate shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement, except, in each case, as provided herein.

8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) (i) by delivery in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or (iii) by nationally recognized overnight delivery service to the other Parties as follows:

If to Holdings, to:

BlockchAIn Digital Infrastructure, Inc.
1540 Broadway Ste 1010

New York, NY 10036
Attn: Matt Feast

Email: [Redacted]

with a copy to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention: Ronelle C. Porter

Email: [Redacted]

If to the Company, to:

Signing Day Sports, Inc.
8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

Attn: Chief Executive Officer

Email: [Redacted]

with a copy to:

Bevilacqua PLLC

1050 Connecticut Avenue, NW

Suite 500

Washington, DC 20036

Attn: Louis A. Bevilacqua

Email: [Redacted]

If to the SGN Principals: to the address set forth on the signature page hereto.

Any party hereto may update the addresses for notices above by delivery of a written notice to such effect provided in accordance with this section.

9. Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

10. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the SGN Principals and Holdings. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Party without Holdings’ prior written consent (in the case of the SGN Principals) and the SGN Principals’ written consent (in the case of Holdings), in each case, to be withheld or given in its sole discretion. Any attempted assignment of this Agreement not in accordance with the terms of this Section 10 shall be void.

11. Fees and Expenses. Without limiting Holdings’ rights under the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

12. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform such Party’s respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that such Party will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

13. Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties as partners or participants in a joint venture.

14. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Holdings any direct or indirect ownership or incidents of ownership of or with respect to the Subject Company Shares. All rights, ownership and economic benefits of and relating to the Subject Company Shares shall remain vested in and belong to the SGN Principals, and Holdings shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the SGN Principals in the voting of any of the Subject Company Shares, except as otherwise provided herein with respect to the Subject Company Shares. Without limiting the foregoing, nothing in this Agreement shall obligate or require the SGN Principals to exercise an option to purchase any Company Shares.

15. Acknowledgements. The Parties each acknowledge that (a) Loeb & Loeb LLP, counsel for Holdings, is representing Holdings in connection with this Agreement, the Business Combination Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby and (b) Loeb & Loeb LLP is not representing the SGN Principals in connection with this Agreement, the Mergers, the Business Combination Agreement, the Ancillary Documents or the transactions contemplated hereby, thereby or otherwise. Each SGN Principal acknowledges that such SGN Principal has had the opportunity to consult with such SGN Principal’s own counsel.

16. Construction; Miscellaneous. Sections 11.4, 11.5, 11.7, 11.11, 11.12, and 11.13 of the Business Combination Agreement shall apply to this agreement, mutatis mutandis.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed and delivered this Voting and Support Agreement as of the date first above written.

BLOCKCHAIN DIGITAL INFRASTRUCTURE, INC.

By:	/s/ Jerry Tang
Name:	Jerry Tang
Title:	Chief Executive Officer

[Signature page to Voting and Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Voting and Support Agreement as of the date first above written.

SIGNING DAY SPORTS, INC.

By:	/s/ Daniel Nelson
Name:	Daniel Nelson
Title:	Chief Executive Officer

[Signature page to Voting and Support Agreement]

IN WITNESS WHEREOF, the Parties have executed and delivered this Voting and Support Agreement as of the date first above written.

SGN PRINCIPALS

By:	/s/ Daniel Nelson
Name:	Daniel Nelson
Title:	Chief Executive Officer, Chairman and Director

Address for notices:
8355 East Hartford Rd., Suite 100
Scottsdale, AZ 85255
Attn: Daniel Nelson
e-mail: [Redacted]

By:	/s/ Damon Rich
Name:	Damon Rich
Title:	Chief Financial Officer

Address for notices:
8355 East Hartford Rd., Suite 100
Scottsdale, AZ 85255
Attn: Damon Rich
e-mail: [Redacted]

By:	/s/ Craig Smith
Name:	Craig Smith
Title:	Chief Operating Officer and Secretary

Address for notices:
8355 East Hartford Rd., Suite 100
Scottsdale, AZ 85255
Attn: Craig Smith
e-mail: [Redacted]

By:	/s/ Jeffry Hecklinski
Name:	Jeffry Hecklinski
Title:	President and Director

Address for notices:
8355 East Hartford Rd., Suite 100
Scottsdale, AZ 85255
Attn: Jeffry Hecklinski
e-mail: [Redacted]

By:	/s/ Gregory Economou
Name:	Gregory Economou
Title:	Director

Address for notices:
8355 East Hartford Rd., Suite 100
Scottsdale, AZ 85255
Attn: Gregory Economou
e-mail: [Redacted]

By:	/s/ Roger Mason Jr.
Name:	Roger Mason Jr.
Title:	Director

Address for notices:
8355 East Hartford Rd., Suite 100
Scottsdale, AZ 85255
Attn: Roger Mason Jr.
e-mail: [Redacted]

By:	/s/ Peter Borish
Name:	Peter Borish
Title:	Director

Address for notices:
8355 East Hartford Rd., Suite 100
Scottsdale, AZ 85255
Attn: Peter Borish
e-mail: [Redacted]

[Signature page to Voting and Support Agreement]

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